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             FILED                   FILING FEE: $75.00 DF C42603 EXPEDITE #E022661
      IN THE OFFICE OF THE           MCDONALD CARANO WILSON MCCUNE
   SECRETARY OF STATE OF THE         BERGIN FRANKOVICH & HICKS
        STATE OF NEVADA              ATTN: SARA SMITHSON
          APR 16 1992                241 RIDGE ST., 4TH FL.
CHERYL A LAU SECRETARY OF STATE      RENO, NV 89505-2670
      /s/ CHERYL A LAU
           NO 143-19
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                    CERTIFICATE OF AMENDMENT TO THE AMENDED
                   AND RESTATED ARTICLES OF INCORPORATION OF
                             BRISTOL HOLDINGS, INC.

     The  undersigned hereby certify as follows:

     1. That they are the President and Secretary of BRISTOL HOLDINGS, INC.

     2. That the Amended and Restated Articles of Incorporation were filed in the Office of the Secretary of State of the State of Nevada on the 23rd day of February, 1989.

     3. That the Directors of the corporation unanimously consented to the adoption of the following resolution on March 26, 1992, to amend the Articles of Incorporation as set forth below.

     3. That at the Annual Meeting of Stockholders held on the 15th day of April, 1992, the stockholders voted, either in person or by proxy, to adopt the amendment as set forth and recommended by the Board of Directors. The amendment to change Article I was adopted by 2,848,928 shares of common stock voting in favor and 571,192 shares of common stock opposed. There were a total of 3,990,374 shares of common stock outstanding and entitled to vote at the Annual Meeting of Stockholders.

        RESOLVED: That Article I of the Amended and Restated Articles of Incorporation be amended as follows:

                                   Article I

     The name of the corporation is SPORTS-TECH, INC.


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     IN  WITNESS  WHEREOF, the  undersigned  have executed  this  Certificate of
Amendment to the Amended and Restated Articles of Incorporation this 15th day of April, 1992.

                                          /s/  ARNOLD ROSENSTEIN
                                          --------------------------------------
                                          ARNOLD ROSENSTEIN, President

                                          /s/  WILLIAM R. MORSE
                                          --------------------------------------
                                          WILLIAM R. MORSE, Secretary

STATE OF California,    )
                        ) ss.
COUNTY OF Los Angeles.  )


     On this 14th day of April, 1992, personally appeared before me, a Notary Public, ARNOLD ROSENSTEIN, as President of Bristol Holdings, Inc., who acknowledged that he executed the foregoing Certificate of Amendment to the Amended and Restated Articles of Incorporation on behalf of said corporation.


[SEAL]         GEORGE A. DAVIS            /s/  George A. Davis
                COMM. #959417             --------------------------------------
          NOTARY PUBLIC-CALIFORNIA        Notary Public
             LOS ANGELES COUNTY
        My Comm. Expires May 31, 1996


STATE OF NEVADA, )
                 )  ss.
COUNTY OF CLARK. )

     On this 10th day of April, 1992, personally appeared before me, a Notary Public, WILLIAM R. MORSE, as Secretary of Bristol Holdings, Inc., who
acknowledged that he executed the foregoing Certificate of Amendment to the Amended and Restated Articles of Incorporation on behalf of said corporation.

                                          /s/ Dale A. Boyer
                                          --------------------------------------
                                          Notary Public
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[SEAL]                                         NOTARY PUBLIC                    RECEIVED
                                               DALE A. BOYER                   APR 16 1992
                                              STATE OF NEVADA                /s/CHERYL A LAU
                                              COUNTY OF CLARK               Secretary of State
                                          MY APPOINTMENT EXPIRES
                                             NOVEMBER 12, 1993

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